Exhibit 10.22

554 Briscoe Blvd., Lawrenceville, Georgia 30045
PH: (678) 377-5659 FX: 505-212-0296

Letter of Intent to Purchase 100 (One-Hundred) FF-1080-300 Aircraft

As per previous communications between Benin Airlines SA (BENIN AIRLINES) located at Cotonou -Benin, and Utilicraft Aerospace Industries, Inc., (UTILICRAFT) located at Gwinnett County Airport, Lawrenceville, GA, it is BENIN AIRLINE’s intention to purchase 100 (One-Hundred) FF-1080-300 Freight Feeder-Commercial Freight Aircraft (the Aircraft)., and to obtain an option to purchase an additional 100 (One-Hundred) Aircraft (Option Aircraft). BENIN AIRLINES intends to operate, resell or lease the Aircraft in accordance with the to-be-negotiated UTILICRAFT Aircraft Purchase Agreement, Distributorship Agreement, and Aircraft Production Rights Agreement (collectively, Final Agreements). The parties agree that they will negotiate and execute these Final Agreements within 90 (ninety) days of the effective date of this Letter of Intent, unless such time period is extended by agreement.

1.0          Exclusive Distributorship Rights

1.1           It is the intention of UTILICRAFT, to grant to BENIN AIRLINES “exclusive” distributorship rights to market, sell, and support the Africa and specific Middle East markets, including United Arab Emirates, Saudi Arabia, Oman, Qatar, Kuwait, Jordan, Baharain, Lebanon, and excluding any Governments or Nations that are considered hostile to the United States of America.

1.2           Once this LOI is executed, UTILICRAFT agrees to protect the exclusive rights of BENIN AIRLINES by negotiation and execution of an Interim Non-Circumvention Agreement upon such terms as the parties agree, detailing the Companies’ Areas of Mutual Interest and setting out the rights of each party with respect to marketing and distribution therein. The Interim Non-Circumvention Agreement shall remain in effect until the execution of the Final Agreements, which shall contain exclusivity provisions for these markets and any other terms agreed upon by the parties, or 1 (one) year from the effective date of this Letter of Intent, unless such time period is extended by agreement.

2.0          Exclusive Aircraft Production Rights

2.1           As part of the commitment to purchase 100 FF-1080-300 Aircraft, UTILICRAFT will grant an exclusive right to BENIN AIRLINES to select final assembly facilities for the Aircraft and the option to select the manufacturers for certain aircraft assemblies for the Option Aircraft. Furthermore, with respect to any additional Aircraft purchased by BENIN AIRLINES or otherwise covered by the Distributorship Rights Agreement, UTILICRAFT will agree that, for a period of 25 (Twenty-Five) years, BENIN AIRLINES shall maintain this right to select final assembly facilities. It is the parties’ understanding that BENIN AIRLINES intends to select final assembly facilities or manufacturers located in Africa or the Middle East regions as described herein in 1.1 above. Any such selection shall be limited only by UTILICRAFT’s obligation to ensure that such persons provide competent, FAA-certified work.

3.0          FF-1080-300 ER Specifications

3.1           As part of the terms and conditions of the Aircraft purchased contemplated by this LOI, and in-order to facilitate the range/pay load requirements of BENIN AIRLINES’ region of operation, UTILICRAFT agrees to build and certify the Extended Range (ER) version of the FF-1080-300 Aircraft and offer this version to Benin Airlines at no extra cost. The ER version will provide an operating range payload of 20,000 lb / 2,000 nm, plus IFR reserves. The attached Aircraft Specification attached to this LOI is for the standard -300 version of the Aircraft, which describes the basic Aircraft. The FF-1080-300 ER meets the same specifications as the standard design, with an increase to 80,000 lb Gross Weight, to accommodate the additional fuel required to meet the ER’s 20,000 lb / 2,000 nm range payload requirement.

3.2           The FF-1080-300 will be equipped with the Rockwell Collins Pro Line 21 FMS System (accommodating the Electronic Flight Bag), and will also have a CVR, and RVSM capability.

3.3           UTILICRAFT will warrant the Aircraft against manufacturing design defects as the OEM as per the Quality Assurance Document which is part of the Aircraft Purchase Agreement.

4.0          Purchase Price

4.1           $13,500,000 USD (at delivery of Aircraft) whether from UTILICRAFT’s assembly facility in the US or the final assembly facility selected by BENIN AIRLINES, per Aircraft; total price for 100 Aircraft is $1,350,000,000, plus applicable taxes, duties or other expenses associated with international transactions. At BENIN AIRLINE’s option, UTILICRAFT shall deliver the Aircraft fully assembled or subassemblies “kitted” and otherwise prepared for shipment on pallets and shrink-wrapped in the US for final assembly at facilities designated by BENIN AIRLINES. In the event that BENIN AIRLINES elects to have subassemblies “kitted” for final assembly, it agrees to provide reasonable assistance to UTILICRAFT in contracting with the final assembly facility. UTILICRAFT shall bear the contracted-for cost of final assembly pursuant to its contract with the final assembly facility, subject to the proviso that the final assembly facility shall be responsible for ail costs and expenses incurred in obtaining clearances or approvals necessary to be certified as a final assembly facility for Type Certificated Aircraft. BENIN AIRLINES shall be responsible for any crating, containerization, shipping or ferry expense, and the cost of insurance for shipping or other risks involved in delivering “kitted” subassemblies. The purchase price may be adjusted downward in the event that BENIN AIRLINES makes direct purchase or lease agreements with suppliers of certain buyer furnished equipment (BFE) components of the Aircraft, including engines, propellers and avionics. The adjustment shall be limited to a reduction by the amount of cost allocated by UTILICRAFT for such components.

5.0          Payment and Delivery

5.1           Purchaser will make progress payments on each aircraft being produced as per the to-be-negotiated Aircraft Purchase Agreement.

5.2           Utilicraft will pay a 20% fleet purchase incentive concession, in the form of a commission, marketing expense reimbursement, rebate or other similar payment, to any sales agent, which may be BENIN AIRLINES, on each delivered Aircraft, for a total of $270,000,000. Payment will be made to the sales agent or BENIN AIRLINES, exclusively as shall be instructed and directed by BENIN AIRLINES, such payment shall be made simultaneously with the final payment for and delivery of each Aircraft.

5.3           The anticipated delivery dates and serial numbers of the 100 Aircraft (and 100 option Aircraft) will be determined in the Aircraft Purchase Agreement.

5.4           Purchaser understands that pricing and final delivery schedules will be subject to increases and decreases specifically in regards to the bulleted items presented below, and that all pricing and delivery scheduling is subject to final written negotiations between BENIN AIRLINES and UTILICRAFT.

•      Subassembly subcontractor folly burdened labor rates and subassembly delivery schedules;

•      Costs of materials and purchased parts as per invoice and availability schedules;

•      FAA Certification delays;

•      International FAA Certification;

•      Costs of living increases (if any); and,

•      UTILICRAFT overhead cost.

5.5           Purchaser understands that UTILICRAFT intends to pass on all savings and increases (if any) on current projected rates and costs, once final negotiations have taken place with all suppliers and subcontractors.

6.0          Deposit

6.1           In order to maintain the Aircraft delivery positions and exclusive Distributorship rights associated with this Letter of Intent, and as part of the Aircraft Purchase Agreement, BENIN AIRLINES will provide to UTILICRAFT a “good faith” deposit of $50,000 USD per Aircraft, totaling $5,000,000 USD in the form of a Letter of Credit, , which will be kept in escrow by Godwin Gruber, LLC, in Dallas TX, USA, until the Aircraft are being produced as such time the deposit will be applied to the purchase price as per the terms and conditions of the Aircraft Purchase Agreement,

6.2           The above mentioned Deposit is folly refundable to BENIN AIRLINES if UTILICRAFT or BENIN AIRLINES is unable to fulfill its obligations, or does not fulfill its obligations of the Aircraft Purchase Agreement and Distributorship Agreement.

7.0          Aircraft Development and Delivery Timelines (see attached schedules)

7.1           UTILICRAFT has conducted over 15 years of research and development on the FF-1080 Aircraft. Extensive and detailed CAD engineering has been completed on the Aircraft, which will allow UTILICRAFT to bring the Aircraft into production in 2006, The Prototype test aircraft is currently under construction and is expected to be completed in mid-2006.

7.2           First deliveries of the Aircraft can be as early as second-quarter 2007, depending on customer requirements and expedited financing for their Aircraft.

8.0          Current Management

8.1           BENIN AIRLINES requires, as a condition for this Letter of Intent and the Aircraft Purchase and all subsequent Agreements contemplated by this Letter of Intent to remain valid and in effect, that Mr. John J. Dupont (President and CEO), and his management team, remain in majority ownership or control of Utilicraft Aerospace Industries, Inc., its successors and assigns.

8.2           UTILICRAFT requires, as a condition for this Letter of Intent and the Aircraft Purchase and all subsequent Agreements contemplated by this Letter of Intent to remain valid and in effect, that Mr. Luke Butler (President Director General) and Mrs. Simone Ayele Butler (Executive Director), remain in majority ownership or control of BENIN AIRLINES SA., its successors and assigns.

ONCE ACCEPTED AND APPROVED BY UTILICRAFT AND BENIN AIRLINES SA, THIS LETTER OF INTENT SERVES TO SECURE THE ABOVE-IDENTIFIED-AIRCRAFT DELIVERY POSITIONS, EXCLUSIVE DISTRIBUTORSHIP AND OTHER RIGHTS, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE UTILICRAFT DISTRIBUTORSHIP AGREEMENT, AIRCRAFT PURCHASE AGREEMENT, AND THIS LETTER OF INTENT.

For Benin Airlines SA
Accepted and Approved

2nd December, 2005
Luke Butler – President Director General	Date

For Utilicraft Aerospace Industries, Inc.,
Accepted and Approved

2nd December 2, 2005
John J. Dupont-President, CEO	Date

LETTER OF CREDIT No. 1

Utilicraft Aerospace Industries, Inc.
Attn: John J. Dupont, President
554 Briscoe Blvd.
Lawrenceville, GA 30045

Dear Sirs:

Benin Airlines SA has established this Letter of Credit No. 1 solely in your favor for drawings up to U.S. $5,000,000 effective immediately and expiring at our (bank address) EcoBank. Etoile Rouge Branch, Cotonou, Benin with our close of business on 7th March, 2006.

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Letter of Credit No. 1., for all or any part of this Letter of Credit if presented at (bank address) EcoBank, Etoile Rouge Branch, Cotonou, Benin on or before the expiry date or any automatically extended date.

Except as stated herein, this undertaking is not subject to any condition or qualification. This letter shall become effective, and may be drawn upon, at any point after you certify to us that you have commenced construction of the Aircraft covered by the Aircraft Purchase Agreement, such certification to be provided in writing to us at the following coordinates:

Luke Butler
President Director General
Benin Airlines SA
10 BP 890, Cotonou – Benin

It is a condition of this Letter of Credit that it shall be deemed extended without amendment for one year from the expiry date, unless ninety (90) days prior to any expiry date we shall notify you by Registered Mail that we elect not to consider this Letter of Credit renewed for any such period.

It is a further condition of this Letter of Credit that any interruptions of the Bank’s conduct of business caused by Act of God, riot, civil commotion, insurrection, war or other cause beyond the Bank’s control, or by any strike or lockout, will automatically extend the expiry date hereof, as well as future expiry dates, by the period of interruption.

Should you have the occasion to communicate with us regarding this Letter of Credit, kindly direct your communication to the attention of us at the above-referenced address making specific Reference to our Letter of Credit No. 1.

This Letter of Credit is subject to and governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 400) to the extent not inconsistent with Nevada Law. If any legal proceedings are initiated with respect to payment of this Letter of Credit it is agreed that such proceedings shall be subject to the Nevada courts and law.

Sincerely,

President Director General – Benin Airlines SA

2nd December, 2005

Utilicraft FF-1080 Development Program
Current Status as of December 2005

INTENTIONALLY LEFT BLANK

Utilicraft Aerospace Industries, Inc.

(Minimum Production Rate)
FF-1080 PRODUCTION AND DELIVERY SCHEDULE

Production Serial Nos.	001 To	13	37	61	121	217	337
	12	36	60	120	216	336	528

PRODUCTION SCHEDULE

Months	Rate/Month	Rate/Month	Rate/Month	Rate/Month	Rate/Month	Rate/Month	Rate/Month
1		2	2	5	8	10	16
2		2	2	5	8	10	16
3		2	2	5	8	10	16
4		2	2	5	8	10	16
5		2	2	5	8	10	16
6		2	2	5	8	10	16
7	2	2	2	5	8	10	16
8	2	2	2	5	8	10	16
9	2	2	2	5	8	10	16
10	2	2	2	5	8	10	16
11	2	2	2	5	8	10	16
12	2	2	2	5	8	10	16
Weekly Production Rate	0.25	0.50	0.50	1.25	2.00	2.50	4.00
Annual Production Rate	12	24	24	60	96	120	192
Total Aircraft Produced	12	36	60	120	216	336	528
Production Lot Number	LotNo. 1A	LotNo. 1	LotNo. 2	LotNo. 3	LotNo. 4	LotNo. 5	LotNo. 6

Initial 36 Aircraft Deliveries
Upon completion of FAA

Confidential and Proprietary

INTENTIONALLY LEFT BLANK

FF-1080-300 Basic Specification

PROGRAMED STARTED AUGUST 1990 TO DESIGN AND PRODUCE FREIGHT FEEDER CARGO TRANSPORT. HEADQUARTERS AND PROGRAM MANAGEMENT AT GWINNETT COUNTY AIRPORT, LAWRENCEVILLE, GEORGIA, USA.

Type: Twin-turboprop freighter.

Program: Design started 1990; patents filed 1991; original capacity for four LD3 containers increased to ten in 2001. Two flying prototypes planned. Mockup completed end 1999. Construction of preproduction prototype underway; Designed under FAA Part 25 Certification. First flight scheduled June 2006, with FAA certification completed 4th quarter 2007.

Market: Company estimates market for 5,000 such aircraft and is comfortable with its ability to capture most of this market.

Design Features: High-mounted wings, tapered outboard of over-wing engine nacelles; box-section fuselage with ventral pannier; upswept rear fuselage with rear-loading door; angular tail surfaces with large dorsal fin fairing. Onboard freight management system.

Flight Controls: Conventional and manual.

Structure: All-aluminum construction. Fuselage and empennage subassemblies constructed by MetalCraft Technologies, Inc. USA. Wing assemblies M7 Aerospace, USA. Other suppliers include, Pratt and Whitney, Hamilton Standard, Rockwell Collins, Michelin Aircraft, B.F. Goodrich Aerospace, AAR Cargo Systems, Thales Aviation, Shaw Aero, HS Dynamic Controls, Securaplane Technologies, Lord Mounts, Hi-Temp Insulation Inc and General Electrodynamics Corp.

Landing Gear: Dunlop Aerospace - Non-retractable tricycle type; twin nose wheels and tandem pairs of main wheels.

Power Plant: Two Pratt & Whiney Canada PW 150 turboprops, each driving a Hamilton Sundstrand six-blade propeller. FADEC fitted as standard.

Accommodation: Flight crew of two - IPECO crew seats. Main cargo hold accommodates up to 10 LD3 containers. Cargo roller floor from AAR Cargo Systems. Large cargo container door on port side, forward of wing; rear-loading door; crew door on port side of flight deck. Flight deck pressurized; main cargo bay un-pressurized. Additional capacity in cargo pannier and nose compartment.

Main Cargo Hold: Main cargo hold accommodates Ten LD3 containers or Five 88” x 125” Main Deck containers or pallets.

Systems: Securaplane smoke detection system; HS Dynamic Controls anti-icing and de-icing systems; electrical system integration by Thales. Shaw Aero Devices fuel management system.

Avionics: Flight and engine displays and autopilot by Rockwell - Collins Pro Line 21 FMS System (similar to King Air 350 System)

Configuration:

Configuration Item	FAA Part 25 Certification
Box fuselage	X
70,000 pound MTOGW; 80,000 pound structural design	X
High wing	X
Twin-engine over-wing mounted turboprop	X
Sponson-mounted fixed dual tandem main gear, fairings optional	X
Flight deck pressurized; main cargo bay un-pressurized.	X
Freight bay accommodates up to ten LD3 containers –or-	X
Up to five A-series containers, loadable only through rear door	X
Payload 20,000 lbs in Containers (10 tons).	X
Cargo roller floor from AAR Cargo Systems.	X
Large cargo sliding door on port side, forward of wing	X
Aft-hinged rear-loading door openable in flight	X
Crew door through pressure bulkhead.	X
Belly pod for bulk freight	X
Bulk freight section in nose compartment	X
Crew protective bulkhead	X
Useful Load	36,147Lbs
Ramp Weight	70,000Lbs
Flight crew of two	X
Cockpit designed for single pilot operation.	X
IPECO crew seats (plus jump seat)	X

Dimensions:

EXTERNAL
Wing Span	114.7	ft.
Wing Area	1315	Sq Ft
Wing Loading	53.2	ppsf
Power Loading	6.9	pphp
Root Chord	193.32	in
Tip Chord	81.8	in
Average Chord	137.64	in
MAC	145.2	in
Engine CL @ BL	TBD
Length Overall	112.6	ft.
Side Cargo Door: Height	96	in.
Width	102	in
Rear Cargo Door: Height	96	in

Width	100	in.
INTERNAL
Cargo Bay: Length	60	ft.
Max Width	100	in.
Max Height	96	in.
Volume: Cargo Bay	4,000	cu ft.
Belly Pod 440 x 20 x 65	330	cu ft.
Nose Compartment	193	cu ft.

INTENTIONALLY LEFT BLANK

Structure:

All-aluminum primary structure	X
Composite aileron skins	X
Composite wing tips, nose, fairings	X
Wings tapered outboard of over-wing engine nacelles	X
Box-section fuselage with ventral pannier	X
Upswept rear fuselage with rear-loading door	X
Cruciform horizontal tail surfaces	X
Large dorsal fin	X
Aerodynamically balanced manual flight controls	X
Frieze ailerons	X
Damage tolerant design	X

Systems:

Onboard freight management system	X
On-board weight and balance system	X
Engine power management system	X

Landing Gear fixed tricycle type	X
Dual nose wheels and dual tandem main wheels	X
Anti-skid system	?

Tail stand extends with rear door opening	X
Cockpit Pressurized
Environmental control system bleed air powered	X
Vapor-cycle cockpit air conditioning	Option
Press and temperature control available for x containers	Option
Freight bay ambient temperature range x °F to yyy °F	?
Engine anti-ice bleed air powered	X
Wing De-ice	X
Primary power 28 VDC, 600 A	X
Sponson-mounted APU optional	X
Avionics – Collins Pro Line 21 - Integrated Cockpit Displays

EFIS	X
Autopilot	X
TAWS	X
TCAS	X
SATCOM	X
Lightning detection	X
Weather radar	X
FMS	X

Powerplant:

PW150C 5071 SHP, Free turbine, EEC, turboprop engine	5071	SHP
Engine Dry Weight	1585	lbs
Height	43.5	in
Width	31.0	in
Length	95.4	in

Hamilton Sundstrand NP-2000 Propeller 8 blade, 13.5 ft diameter	910	lbs
Engine Accessories
Starter-generator
Propeller control Module
Propeller Overspeed Governor
Instruments and sensors
Fuel System Total Quantity - 2490 US Gallons	16,800	Ib
Fuel tanks inboard of engines
Single point fueling – pressure and gravity

Airplane Performance:

Cruising Speed:	250	KTAS
Stalling Speed: power off, maximum gross weight
-No flaps	99	KCAS
-With flaps	80	KCAS
(Vmc): Min. single-engine control speed	90	KCAS
Take-off Roll –	2,010	ft.
Landing Roll –	1,500	ft.
Max Rate of Climb at S/L:	3,000	ft/min.
Rate of Climb at S/L, OEI:	1,000	ft/min.
Service Ceiling:	34,000	ft.
Service Ceiling, OEI	16,000	ft.
Range: with max fuel	2,000	nm
With Max Payload (20,000 Ibs.):	1,500	nm
Ramp Weight:	70,300	Ibs.
Maximum Takeoff Gross Weight	70,000	Ibs.
Max Landing Weight:	70,000	Ibs.
Useful load: (fuel and containerized freight)	32,000	Ibs.
Range/Payload: 1,500 nm = 8 tons (in containers)	16,000	Ibs.
1,000 nm = 10 tons	20,000	Ibs.

Sample Weight Statement (pounds):

Basic Empty Weight	30,673
Crew (2) with Baggage and publications	400
Unusable Fuel	60
Full Oil	70
Belly Pod	500
Operating Weight Empty	31,703
10 containers, tare weight 215 pounds each	2,150
Basic Operating Weight, 10 LD-3 containers	33,853
CRPS	20,000

Bulk Load	1,747
Payload	21,747
750 NM Trip Fuel, including reserves	8,755
Payload plus fuel	30,502
Takeoff Gross Weight	64,355
Max TO Gross Weight	70,000
Weight Margin	5,645

Center of Gravity:

Forward Limit	5%
Aft limit	40%
MLG location	60%

END